Exhibit 10.13

AMENDMENT TO LICENSE AGREEMENT

This AMENDMENT TO LICENSE AGREEMENT (this “Amendment”) is entered into on August 6, 2015 by and between OPTINOSE AS, a Norwegian corporation, company registration number 982483131 (“OptiNose”), with its principal place of business at Tore Hals Mejdells vei 7, 0751 Oslo, Norway, and its postal address at Pb 288 Roa, 0702 Oslo, Norway, and AVANIR PHARMACEUTICALS, INC., a Delaware corporation (“Avanir”), with offices at 30 Enterprise, Suite 400, Aliso Viejo, CA 92656, U.S.A. OptiNose and Avanir are sometimes referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties entered into a certain License Agreement dated July 1, 2013 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.             Section 8.2(a) of the Agreement is hereby amended and restated in its entirety as follows:

“(a) Development Milestone Payments. Avanir shall make the following one-time milestone payments to OptiNose based on the achievement by Avanir, its Affiliate or sublicensee (or with respect to the Successful Completion of the Head to Head Trial, the achievement by OptiNose or its Affiliates) of each of the milestone events set forth below by a Product covered by a Valid Claim (each, a “Development Milestone”) and in accordance with Section 8.2(c) below (except as expressly provided in the table below with respect to the first Development Milestone). For clarity, each milestone payment by Avanir to OptiNose under this Section 8.2(a) shall be payable only once, regardless of the number of times achieved, and in no event shall the aggregate amount to be paid by Avanir under this Section 8.2(a) exceed Fifty Million Dollars ($50,000,000).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Milestone No.	Milestone Event	Milestone Payment
1	Successful Completion of the Head to Head Trial	$10,000,000, payable as follows:
		(a) $2,500,000, following the achievement of such Development Milestone event; and
		(b) $7,500,000, following receipt of the first Regulatory Approval for such a Product in the United States;

provided that, the foregoing payments (i.e., a total payment of $10,000,000) shall be made at the same time if Successful Completion of the Head to Head Trial is achieved following receipt of the first Regulatory Approval for a Product in the United States.

2	Receipt of the first Regulatory Approval for such a Product in the United States	$30,000,000
3	Receipt of the first Regulatory Approval for such a Product in the United States	$10,000,000

For the avoidance of doubt, the Parties acknowledge that the Successful Completion of the Head to Head trial has occurred as of the date of this Amendment, and Avanir has paid OptiNose $2,500,000 in accordance with the table above.”

2.             Abatement of Certain Royalties.  Section 8.3(c) of the Agreement is hereby amended by adding the following sentences at the end of said Section:

“Notwithstanding anything to the contrary herein, no Royalty shall be due or payable under this Agreement with respect to Net Sales on one or more Products on the first [***] of cumulative Net Sales of all Products. The royalty abatement described in the foregoing sentence shall apply only once. For the avoidance of doubt, in the Contract Year in which [***] in cumulative Net Sales on any and all Products is achieved, the Royalty Rate tier(s) in Section 8.3(a) shall be determined based on total Annual Net Sales in that Contract Year (including any portion of Net Sales that is part of the [***] in cumulative Net Sales), but Royalties shall be due only on Net Sales in that Contract Year over [***] in Cumulative Net Sales.

3.             General Provisions. To the extent that capitalized terms are used in this Amendment without being defined herein, the respective definitions set forth in the Agreement shall apply. This Amendment may be executed in multiple counterparts, each of which shall be

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

deemed an original and all of which together shall constitute one and the same instrument. This Amendment shall form a part of the Agreement for all purposes, and each Party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the Parties hereto, any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby. Except as set forth herein, the Agreement shall remain unchanged and in full force and effect in accordance with its terms. This Amendment shall be governed by and construed in accordance with the laws of and in the applicable courts located within the State of Delaware (as specified in the Agreement) without giving effect to any choice of law principles that would require the application of the Laws of a different jurisdiction.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date set forth above.

AVANIR PHARMACEUTICALS, INC.		OPTINOSE AS

By:	/s/ James R. Beitel	By:	/s/ Peter Miller

Name:	James R. Beitel	Name:	Peter Miler

Title:	VP, Corp. Development & Strategy	Title:	Chief Executive Officer

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.